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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-3 (No. 333-49966) of our report dated May 16, 2000, included in the Joint Annual Report on Form 10-K of Centex Corporation and Subsidiaries, 3333 Holding Corporation and Subsidiary, and Centex Development Company, L.P. and Subsidiaries for the year ended March 31, 2000, and to all references to our firm included in this Amendment No. 1 to Form S-3 (No. 333-49966).





                                           ARTHUR ANDERSEN LLP




Dallas, Texas,
December 5, 2000